                                                                     EXHIBIT 5.1


                                 August 9, 1996


Central Garden & Pet Company
3697 Mt. Diablo Boulevard
Lafayette, California 94549

                              Re:   Central Garden & Pet Company/
                                    Registration Statement on Form S-8
                                    ----------------------------------

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Central Garden & Pet Company Nonemployee Director Stock Option Plan (the "Plan"), of up to 100,000 shares of common stock, $.01 par value ("Common Stock"), of Central Garden & Pet Company, a Delaware corporation (the "Company").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 100,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Orrick, Herrington & Sutcliffe

                                       ORRICK, HERRINGTON & SUTCLIFFE